Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES INCREASED EARNINGS FOR Q2 2016, UP 5.3%;

ASSET GROWTH TO RECORD SIZE OF $4.2 BB; REGULAR DIVIDEND DECLARED

Medford, MA, July 12, 2016—Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $11,549,000 for the six months ended June 30, 2016, or $2.07 per Class A share diluted, an increase of 6.1% compared to net income of $10,884,000, or $1.95 per Class A share diluted, for the same period a year ago. Total assets increased 6.2% from $3.9 billion at December 31, 2015 to $4.2 billion at June 30, 2016. For the quarter ended June 30, 2016, net income totaled $6,241,000 or $1.12 per Class A share diluted, an increase of 5.3% compared to net income of $5,925,000, or $1.06 per Class A share diluted, for the same period a year ago.

Net interest income totaled $36.1 million for the six months ended June 30, 2016 compared to $34.1 million for the same period in 2015. The 5.8% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin was stable at 2.16% on a fully taxable equivalent basis for the first six months of 2016 compared to the same period in 2015. This was primarily the result of relatively stable earning asset yields and rates paid on interest-bearing liabilities. The average balances of earning assets increased by 7.2% combined with a similar increase in average deposits. Also, interest expense increased 12.1% as a result of an increase in deposit balances.

The provision for loan losses increased by $600,000 from $200,000 for the six months ended June 30, 2015 to $800,000 for the same period in 2016, primarily as a result of an increase in loan balances. The Company’s effective tax rate decreased from 4.0% in 2015 to 0.7% in 2016 primarily as a result of an increase in tax-exempt income.

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At June 30, 2016, total equity was $227.2 million compared to $214.5 million at December 31, 2015. The Company’s equity increased primarily as a result of earnings and a decrease in other comprehensive loss, net of taxes, offset somewhat by dividends paid. Other comprehensive loss, net of taxes, decreased primarily as a result of a decrease in unrealized losses on securities transferred from available-for-sale to held-to-maturity and amortization of the pension liability. This was offset, somewhat, by an increase in unrealized losses on securities available-for-sale.

The Company’s leverage ratio stood at 6.63% at June 30, 2016, compared to 6.79% at December 31, 2015. The decrease in the leverage ratio was due to an increase in quarterly average assets, offset somewhat by an increase in stockholders’ equity. Book value as of June 30, 2016 was $40.80 per share compared to $38.53 at December 31, 2015.

The Company’s allowance for loan losses was $23.9 million or 1.32% of loans outstanding at June 30, 2016, compared to $23.1 million or 1.33% of loans outstanding at December 31, 2015 and $22.2 million or 1.44% of loans outstanding at June 30, 2015. The change in the ratio of the allowance for loan losses to loans outstanding, when compared to June 30, 2015, was primarily due to changes in portfolio composition. Non-performing assets totaled $1.5 million at June 30, 2016, compared to $2.3 million at December 31, 2015 and $4.1 million at June 30, 2015.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 15, 2016 to stockholders of record on August 1, 2016.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

	June 30,	December 31,
Assets	2016	2015
Cash and Due From Banks	$66,913	$52,877
Federal Funds Sold and Interest-bearing Deposits In Other Banks	20,093	167,847
Short-term Investments	3,241	3,233
Securities Available-for-Sale (AFS)	562,933	404,623
Securities Held-to-Maturity	1,573,829	1,438,903
Federal Home Loan Bank of Boston stock, at cost	26,086	28,807
Loans Held-for-Sale	12,403	—
Loans:
Commercial & Industrial	493,033	452,235
Municipal	134,386	85,685
Construction & Land Development	31,178	27,421
Commercial Real Estate	728,658	721,506
Residential Real Estate	219,494	255,346
Consumer and Other	11,339	11,323
Home Equity	183,816	178,020

Total Loans	1,801,904	1,731,536
Less: Allowance for Loan Losses	23,863	23,075

Net Loans	1,778,041	1,708,461
Bank Premises and Equipment, net	23,525	24,106
Accrued Interest Receivable	8,714	8,002
Goodwill	2,714	2,714
Other Assets	111,820	107,868

Total Assets	$4,190,312	$3,947,441

Liabilities
Demand Deposits	$610,756	$541,955
Interest Bearing Deposits:
Savings and NOW Deposits	1,272,221	1,070,585
Money Market Accounts	875,428	989,094
Time Deposits	460,527	473,426

Total Interest Bearing Deposits	2,608,176	2,533,105

Total Deposits	3,218,932	3,075,060
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	217,765	197,850
Other Borrowed Funds	431,000	368,000

Total Borrowed Funds	648,765	565,850
Other Liabilities	59,346	55,904
Subordinated Debentures	36,083	36,083

Total Liabilities	3,963,126	3,732,897
Total Stockholders’ Equity	227,186	214,544

Total Liabilities & Stockholders’ Equity	$4,190,312	$3,947,441

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the Quarter and Six months ended June 30, 2016 and 2015

(in thousands)

	Quarter ended June 30,		Six months ended June 30,
	2016	2015	2016	2015
Interest Income:
Loans	$14,162	$12,470	$28,335	$24,546
Securities Held-to-Maturity	8,128	9,371	15,940	17,539
Securities Available-for-Sale	1,144	737	2,107	1,469
Federal Funds Sold and Interest-bearing Deposits In Other Banks	308	97	623	293

Total Interest Income	23,742	22,675	47,005	43,847
Interest Expense:
Savings and NOW Deposits	938	692	1,776	1,320
Money Market Accounts	781	734	1,576	1,516
Time Deposits	1,394	1,207	2,752	2,363
Securities Sold Under Agreements to Repurchase	126	128	241	242
Other Borrowed Funds and Subordinated Debentures	2,247	2,200	4,554	4,285

Total Interest Expense	5,486	4,961	10,899	9,726

Net Interest Income	18,256	17,714	36,106	34,121
Provision For Loan Losses	350	—	800	200

Net Interest Income After
Provision for Loan Losses	17,906	17,714	35,306	33,921
Other Operating Income
Service Charges on Deposit Accounts	1,962	1,934	3,899	3,847
Lockbox Fees	883	888	1,672	1,676
Net Gain on Sales of Loans	798	418	798	517
Other Income	1,000	970	1,928	1,675

Total Other Operating Income	4,643	4,210	8,297	7,715
Operating Expenses
Salaries and Employee Benefits	10,040	9,480	19,816	18,614
Occupancy	1,551	1,517	3,130	3,122
Equipment	679	659	1,315	1,252
FDIC Assessment	592	545	1,160	1,048
Other	3,426	3,565	6,549	6,268

Total Operating Expenses	16,288	15,766	31,970	30,304

Income Before Income Taxes	6,261	6,158	11,633	11,332
Income Tax (Benefit) Expense	20	233	84	448

Net Income	$6,241	$5,925	$11,549	$10,884

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

	June 30,	June 30,
Assets	2016	2015
Cash and Due From Banks	$69,805	$69,139
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	242,004	221,727
Securities Available-For-Sale (AFS)	443,409	464,679
Securities Held-to-Maturity (HTM)	1,477,252	1,637,599
Total Loans	1,789,952	1,363,532
Less: Allowance for Loan Losses	23,524	22,482

Net Loans	1,766,428	1,341,050
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(10,324)	(15,774)
Bank Premises and Equipment	23,892	24,312
Accrued Interest Receivable	8,124	7,262
Goodwill	2,714	2,714
Other Assets	111,848	99,258

Total Assets	$4,135,152	$3,851,966

Liabilities
Demand Deposits	$573,303	$500,241
Interest Bearing Deposits:
Savings and NOW Deposits	1,258,231	1,142,838
Money Market Accounts	983,562	973,696
Time Deposits	448,890	383,832

Total Interest Bearing Deposits	2,690,683	2,500,366

Total Deposits	3,263,986	3,000,607
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	227,888	256,883
Other Borrowed Funds	329,731	309,601

Total Borrowed Funds	557,619	566,484
Other Liabilities	56,817	50,804
Subordinated Debentures	36,083	36,083

Total Liabilities	3,914,505	3,653,978
Total Stockholders’ Equity	220,647	197,988

Total Liabilities & Stockholders’ Equity	$4,135,152	$3,851,966

Total Average Earning Assets - QTD	$4,023,022	$3,738,382

Total Average Earning Assets - YTD	$3,952,617	$3,687,537

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	June 30,	June 30,
	2016	2015
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.12	$1.06
Earnings per average Class A share, diluted, year-to-date	$2.07	$1.95
Return on average assets, year-to-date	0.56%	0.57%
Return on average stockholders’ equity, year-to-date	10.53%	11.09%
Net interest margin (taxable equivalent), quarter	2.15%	2.19%
Net interest margin (taxable equivalent), year-to-date	2.16%	2.16%
Efficiency ratio, year-to-date - Non-GAAP (1)	62.9%	64.3%
Book value per share	$40.80	$36.71
Tangible book value per share - Non-GAAP (1)	$40.32	$36.22
Capital / assets	5.42%	5.22%
Tangible capital / tangible assets - Non-GAAP (1)	5.36%	5.16%
Common Share Data:
Average Class A shares outstanding, diluted, quarter & year-to-date	5,567,909	5,567,909
Shares outstanding Class A	3,600,729	3,600,729
Shares outstanding Class B	1,967,180	1,967,180

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.32%	1.44%
Nonaccrual loans	$1,486	$2,186
Nonperforming assets	$1,486	$4,101
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$4,146	$3,024
Net (recoveries)charge-offs, year-to-date	$(72)	$274
Leverage ratio	6.63%*	6.58%*
Common equity tier 1 risk weighted capital ratio	10.59%*	10.24%*
Tier 1 risk weighted capital ratio	12.11%*	11.85%*
Total risk weighted capital ratio	13.14%*	12.87%*
Total risk weighted assets	$2,304,563 *	$2,174,045 *
* computed utilizing recently implemented Basel III regulatory capital framework.
(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:
Total operating expenses (numerator)	$31,970	$30,304

Net interest income	$36,106	$34,121
Total other operating income	8,297	7,715
Tax equivalent adjustment	6,387	5,288

Total income (denominator)	$50,790	$47,124

Efficiency ratio, year - Non-GAAP	62.9%	64.3%

Calculation of tangible book value per share:
Total stockholders’ equity	$227,186	$204,373
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$224,472	$201,659

Total shares outstanding at period end (denominator)	5,567,909	5,567,909
Tangible book value per share - Non-GAAP	$40.32	$36.22

Book value per share - GAAP	$40.80	$36.71

Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$227,186	$204,373
Less: goodwill	2,714	2,714

Tangible stockholders’ equity (numerator)	$224,472	$201,659

Total assets	$4,190,312	$3,913,818
Less: goodwill	2,714	2,714

Tangible assets (denominator)	$4,187,598	$3,911,104

Tangible capital / tangible assets - Non-GAAP	5.36%	5.16%

Capital / assets - GAAP	5.42%	5.22%